As Filed with the Securities and Exchange Commission on August 16, 2006
                                                 Registration No.  333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                THE BEARD COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 OKLAHOMA                             73-0970298
      -------------------------------              -------------------
      (State or other jurisdiction of               (I.R.S. Employer
       Incorporation or organization)              Identification No.)


                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112
                    ----------------------------------------
                    (Address of principal executive offices)


             The Beard Company 2005 Deferred Stock Compensation Plan
                    The Beard Company 2006 Stock Option Plan
             ------------------------------------------------------
                            (Full title of the plans)


                                William M. Beard
                             Chief Executive Officer
                                The Beard Company
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112
                                 (405) 842-2333
             ------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                   Copies to:

                               Jerry Warren, Esq.
                    McAfee & Taft A Professional Corporation
                       Tenth Floor, Two Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102-7103
                            Telephone: (405) 552-2244
                            Facsimile: (405) 235-0439


                                            CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum       Proposed maximum          Amount of
  Title of securities to be        Amount to be       offering price per     aggregate offering       registration
          registered                registered             share<F3>               price                 fee<F3>
------------------------------- -------------------- --------------------- ------------------------ ------------------
   Common Stock, par value          200,000 <F1>            $1.05                 $210,000               $22.47
          $.0006665
   Common Stock, par value          100,000 <F2>            $1.05                 $105,000               $11.24
          $.0006665
                                -------------------- --------------------- ------------------------ ------------------
            TOTAL                     300,000               $1.05                 $315,000               $33.71

-------------------

<F1>
         Represents shares issuable under The Beard Company 2005 Deferred Stock
         Compensation Plan. In addition, pursuant to Rule 416(c) of the
         Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Beard Company 2005 Deferred Stock Compensation Plan.
<F2>
         Represents shares issuable under The Beard Company 2006 Stock Option Plan.
<F3>
         Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of The Beard Company common stock, as reported on the OTC
         Bulletin Board(R) on August 10, 2006

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

-------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 2005, as filed on April 17, 2006.

         2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, as filed on May 22, 2006, and for the quarter ended June 30, 2006, as filed on August 14, 2006.

         3. Current Reports on Form 8-K filed on February 2, 2006, February 17, 2006, March 22, 2006, April 18, 2006, May 5,
             2006, May 25, 2006, July 5, 2006 and August 15, 2006.

         4. The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 8-B filed with the Commission on October 5, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Beard Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Oklahoma General Corporation Act, a director of The Beard Company (the "Company") shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

         The Company's Bylaws provide that the Company will indemnify, to the fullest extent permitted by the Oklahoma General Corporation Act, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the person in connection with a proceeding by reason of the fact that he or she was an officer, director, employee or agent of the Company. However, if the suit was initiated by such person, the Company will only indemnify such person if the proceeding was authorized by the Board of Directors of the Company.

         The Oklahoma General Corporation Act under provides that the Company may indemnify each of its officers, directors, employees and agents against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The Company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.      Document

3(i) Restated Certificate of Incorporation of The Beard Company (formerly New Beard) as filed with the Secretary of State of Oklahoma on September 20, 2000. (This Exhibit has been previously filed as Exhibit 3(i) to Registrant's Form 10-Q for the period ended September 30, 2000, filed on November 20, 2000, and same is incorporated by reference).

3(ii) Registrant's By-laws as currently in effect. (This Exhibit has been previously filed as Exhibit 3(ii) to Registrant's Form 10-K for the period ended December 31, 1997, filed on March 31, 1998 and the same is incorporated herein by reference).

5*               Opinion of McAfee & Taft A Professional Corporation

23.1*            Consent of Cole & Reed, P.C.

23.2* Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5)

24*              Power of Attorney (Included on signature page).

99.1 The Beard Company 2005 Deferred Stock Compensation Plan, as amended. (This Exhibit has been previously filed as Exhibit "B" to Registrant's Proxy Statement filed on May 1, 2006 and the same is incorporated herein by reference).

99.2 The Beard Company 2006 Stock Option Plan. (This Exhibit has been previously filed as Exhibit "C" to Registrant's Proxy Statement filed on May 1, 2006 and the same is incorporated herein by reference).

----------------------------

* Filed herewith

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 15th day of August, 2006.

(Registrant)                    THE BEARD COMPANY

                                By:  /s/ Herb Mee, Jr.
                                     Herb Mee, Jr.
                                     President and Chief Financial Officer



                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of The Beard Company (hereinafter the "Company"), hereby severally constitute and appoint William M. Beard and Herb Mee, Jr., and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission relating to The Beard 2005 Company Deferred Stock Compensation Plan and The Beard Company 2006 Stock Option Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature                          Title                        Date
-----------------        --------------------------       ----------------

                           Chairman of the Board,
                             Chief Executive
/s/ William M. Beard         Officer and Director
William M. Beard                                           August 15, 2006


                           President, Chief Financial
/s/ Herb Mee, Jr.            Officer and Director
Herb Mee, Jr.                                              August 15, 2006


                           Controller and Chief
/s/ Jack A. Martine          Accounting Officer
Jack A. Martine                                            August 15, 2006


/s/ Allan R. Hallock       Director
Allan R. Hallock                                           August 15, 2006


/s/ Harlon E. Martin, Jr.  Director
Harlon E. Martin, Jr.                                      August 15, 2006


                           Director
Ford C. Price                                              August __, 2006

                                Index to Exhibits


Exhibit
  No.        Document                           Method of Filing
-------      -------------------------------    --------------------------------

3(i)         Restated Certificate of            Incorporated herein by reference
             Incorporation of The Beard
             Company (formerly New Beard) as
             filed with the Secretary of
             State of Oklahoma on September
             20, 2000.

3(ii)        Registrant's By-laws as            Incorporated herein by reference
             currently in effect.

5            Opinion of McAfee & Taft A         Filed electronically herewith
             Professional Corporation

23.1         Consent of Cole & Reed, P.C.       Filed electronically herewith

23.2         Consent of McAfee & Taft A         Filed electronically herewith
             Professional Corporation
             (Included in Exhibit 5)

24           Power of Attorney (Included on     Filed electronically herewith
             signature page).

99.1         The Beard Company 2005 Deferred    Incorporated herein by reference
             Stock Compensation Plan, as
             amended.

99.2         The Beard Company 2006 Stock       Incorporated herein by reference
             Option Plan.